UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 12, 2015

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210
(Address of Principal Executive Offices)	(Zip Code)

(704) 364-7707
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 12, 2015, Swisher Hygiene Inc. (“Swisher Hygiene” or the "Company") entered into a Purchase Agreement (the "Purchase Agreement") with Ecolab Inc. ("Ecolab"), a copy of which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by this reference.  Pursuant to the Purchase Agreement, Ecolab will purchase from the Company its wholly-owned subsidiary Swisher International, Inc. ("Swisher International") and other assets used in the Company’s U.S. operations on a debt free, cash-free basis, in exchange for a purchase price of $40.0 million in cash, subject to a working capital adjustment (the "Sale Transaction").  Upon closing of the Sale Transaction, Ecolab will pay a portion of the purchase price to certain lenders of the Company to repay outstanding debt, with the remainder being paid to the Company, less a $2.0 million holdback to address any working capital adjustments and adjustments related to any debt and cash of Swisher International that will remain with Swisher International after closing. Swisher Hygiene will retain certain debts and liabilities at closing.

The Purchase Agreement contains customary representations, warranties and covenants. The Purchase Agreement also contains customary indemnification provisions pursuant to which the parties agree to indemnify each other for certain matters, including, among other things, breaches of certain representations, warranties and covenants in connection with the Sale Transaction.  Completion of the Sale Transaction is subject to stockholder approval and other customary conditions. The foregoing description of the terms and conditions of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by this reference.

A copy of the press release announcing the Sale Transaction is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

A copy of a communication to the employees of Swisher Hygiene, which incorporates the press release, is attached as Exhibit 99.2.

A copy of the transcript to the conference call and webcast held on August 13, 2015 to discuss the Sale Transaction and Swisher Hygiene's second quarter 2015 results is attached as Exhibit 99.3.

Item 8.01. Other Events.

Certain stockholders, including our directors and executive officers, have executed a Voting and Support Agreement dated August 12, 2015 (the "Support Agreement") with Ecolab, providing that each such person will vote any shares of our common stock held by such person in favor of the Sale Transaction. In the aggregate, 2,680,970 shares, representing approximately 15.2% of the shares of our outstanding common stock, are subject to the Support Agreement and will be voted to approve the Sale Transaction. The foregoing description of the terms and conditions of the Support Agreement is a summary only and is qualified in its entirety by reference to the full text of the Support Agreement, which is attached as Exhibit 99.4 to this report and is incorporated herein by this reference.

Additional Information and Where to Find It

In connection with the proposed Sale Transaction, Swisher Hygiene will file a proxy statement with the Securities and Exchange Commission ("SEC").  Swisher Hygiene will mail the definitive proxy statement to its stockholders.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT SWISHER HYGIENE AND THE SALE TRANSACTION.  Investors and security holders may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed by Swisher Hygiene with the SEC at the SEC’s web site at www.sec.gov.  The definitive proxy statement and such other documents also will be available for free on Swisher Hygiene’s website at www.swsh.com under the Investors page or by directing a written request to Swisher Hygiene Inc., 4725 Piedmont Row Drive, Suite 400, Charlotte, North Carolina 28210 Attention: Investor Relations.

Participants in a Solicitation

Swisher Hygiene and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the Sale Transaction. Information concerning the interests of Swisher Hygiene’s participants in the solicitation is set forth in Swisher Hygiene's Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on April 1, 2015 and Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2014, which was filed with the SEC on April 30, 2015, and in the definitive proxy statement relating to the Sale Transaction when it becomes available.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated August 12, 2015, by and between Swisher Hygiene Inc. and Ecolab Inc.*

99.1	Press release, dated August 13, 2015.

99.2	Communication to Employees, dated August 13, 2015.

99.3	Transcript of conference call and webcast, dated August 13, 2015.

99.4	Voting and Support Agreement.

* Schedules and similar attachments to the Stock Purchase Agreement, dated August 12, 2015, by and between Swisher Hygiene Inc. and Ecolab Inc., have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules and similar attachments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2015	SWISHER HYGIENE INC.

	By:	/s/ William M. Pierce
William M. Pierce
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated August 12, 2015, by and between Swisher Hygiene Inc. and Ecolab Inc.*

99.1	Press release, dated August 13, 2015.

99.2	Communication to Employees, dated August 13, 2015.

99.3	Transcript of conference call and webcast, dated August 13, 2015.

99.4	Voting and Support Agreement.